Exhibit 99.2

AGREEMENT OF JOINT FILING

The undersigned acknowledge and agree that this Schedule 13D is filed on behalf of each of them and that all subsequent amendments to this Schedule 13D may be filed on behalf of each of them without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows that such information is inaccurate.

Dated: March 12, 2015

THE BANK OF NEW YORK MELLON CORPORATION

By:	/s/ Nicholas R. Darrow

Name: Nicholas R. Darrow
Title: Senior Vice President
Attorney-In-Fact for The Bank of New York Mellon Corporation
BNY MELLON, NATIONAL ASSOCIATION

By:	/s/ Nicholas R. Darrow

Name: Nicholas R. Darrow
Title: Senior Vice President of The Bank of New York Mellon Corporation
Attorney-In-Fact for BNY Mellon National Association
BNY ALCENTRA GROUP HOLDINGS, INC.

By:	/s/ Robert Bennett
Name: Robert Bennett
Title: Authorized Person
ALCENTRA INVESTMENTS LIMITED

By:	/s/ Robert Bennett
Name: Robert Bennett
Title: Authorized Person